Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING ANNOUNCES COMPLETION OF

$950 MILLION BORGATA FINANCING

LAS VEGAS – AUGUST 6, 2010 – Boyd Gaming Corporation (NYSE: BYD) today announced that Borgata Hotel Casino and Spa, Boyd Gaming’s 50/50 joint venture in Atlantic City, New Jersey, completed a $950 million debt financing, consisting of two $400 million tranches of senior secured notes due October 2015 and August 2018, respectively (the “notes”), and a $150 million payment priority secured revolving credit facility maturing in August 2014, of which $75 million was drawn at closing.

Marina District Finance Company, Inc. (“MDFC”), the issuer of the notes, is a wholly-owned subsidiary of Marina District Development Company, LLC (“MDDC”), the entity that developed and owns Borgata Hotel Casino and Spa, including The Water Club Hotel at Borgata.

The $400 million 2015 notes bear interest at a rate of 9 1/2% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2011. The $400 million 2018 notes bear interest at a rate of 9 7/8% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2011. The notes are guaranteed by MDDC.

The proceeds from the debt financing will be used to retire Borgata’s existing bank credit facility, pay transaction fees and expenses and make a one-time distribution to Borgata’s joint venture partners estimated to be approximately $215 million, subject to adjustment based upon actual transaction fees and expenses, as well as the actual payoff of the outstanding balance under Borgata’s existing credit facility at closing.

Banc of America Securities LLC acted as representative for the initial purchasers. Morrison & Foerster LLP represented Borgata in the offering, and Cahill Gordon & Reindel LLP represented the initial purchasers.

The notes were sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer solicitation or sale would be unlawful.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding Boyd Gaming’s expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the expected size of the distribution to the joint venture partners. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to the actual amount of fees and expenses and outstanding debt balances; competition; litigation; financial community and rating agency perceptions of Boyd Gaming; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of Boyd Gaming’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC, and in Boyd Gaming’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Boyd Gaming as of the date hereof, and Boyd Gaming assumes no obligation to update any forward-looking statement.